Exhibit 99.1

Cambium Learning Group Reports Second Quarter 2017 Financial Results
First Half Net Income More than Doubles to $8.3 Million
First Half Adjusted EBITDA Grows $3.9 Million, or 22%, on Strength of Learning A-Z and ExploreLearning Segments
Strong Bookings in July, First Month of Back-to-School Selling Season

DALLAS, TX – August 10, 2017 – Cambium Learning® Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential, announced today financial results for its second quarter ended June 30, 2017.
“Cambium Learning Group generated strong Net Income and Adjusted EBITDA growth in the first half of the year with continued robust performance from our Learning A-Z and ExploreLearning segments and interest expense savings from reduced debt,” said John Campbell, Chief Executive Officer. “Our development, marketing and sales initiatives are driving momentum leading into the seasonally highest volume third quarter. While only one month of the third quarter, July Bookings got us off to a strong start, trending up $4.9 million, or 21%, compared to prior year July and setting the stage to deliver the largest Bookings quarter in the company’s history. Our products continue to receive industry recognition, with Learning A-Z’s Headsprout solution recently earning a 2017 Software and Information Industry Association (SIIA) CODiE Award for Best Reading/English Language Arts Instructional Solution. In all, we are executing efficiently and are well-positioned for the back-to-school selling season.”
Financial Snapshot
For the quarter ended June 30, 2017, the Company reported the following financial results:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2017	2016	$ Change	2017	2016	$ Change
GAAP net revenues	$40.4	$39.1	$1.3	$76.3	$72.8	$3.6
GAAP net income	5.8	3.8	2.0	8.3	3.7	4.7
Net income margin %	14%	10%		11%	5%
EBITDA	12.5	11.2	1.3	21.1	17.2	3.9
Adjusted EBITDA	12.9	11.6	1.3	21.9	18.0	3.9
Adjusted EBITDA margin %	32%	30%		29%	25%

Bookings	$29.7	$31.6	$(1.9)	$48.9	$52.9	$(4.1)
Cash income	(0.8)	0.4	(1.2)	(11.6)	(10.4)	(1.2)
Cash income margin %	(3)%	1%		(24)%	(20)%

First Half 2017 Financial Highlights

•
Generally Accepted Accounting Principles (GAAP) net revenues for the first half of 2017 increased by 5% to $76.3 million compared with $72.8 million in 2016. GAAP net revenues by segment for the six months ended June 30, 2017, and the change from the same period of 2016, were as follows:

◦	Learning A-Z® - $36.8 million, increased $5.2 million or 17%

◦	ExploreLearning® - $13.5 million, increased $2.2 million or 19%

◦	Voyager Sopris Learning® - $26.0 million, decreased $(3.8) million or (13)%.

•
Bookings for the first half of 2017 decreased by (8)% to $48.9 million compared with $52.9 million in the first half of 2016, with strong growth at the Learning A-Z and ExploreLearning segments offset by a decline in the Voyager Sopris Learning segment.

•
Technology-enabled Bookings represented 71% of total first half 2017 Bookings compared with 62% of first half 2016 Bookings. Technology-enabled Bookings for the first six months ended June 30, 2017 grew 6% compared to the six months ended June 30, 2016.

•
The Company reported net income of $8.3 million during the first half of 2017, increasing $4.7 million compared to net income of $3.7 million during the first half of 2016. Adjusted EBITDA was $21.9 million, increasing $3.9 million from $18.0 million in 2016. The increase in GAAP net revenues, along with a greater portion of the top-line mix coming from the high margin Learning A-Z and ExploreLearning segments, drove improvement in both net income and Adjusted EBITDA.

•
Net interest expense was $2.6 million for the first half of 2017, down $1.2 million from the first half of 2016 as a result of the scheduled debt amortization payments and voluntary prepayments made during 2016.

•
Cash Income was $(11.6) million, compared to $(10.4) million reported in the first half of 2016. A shift in timing of Bookings to the latter part of the year resulted in a decrease to Cash Income, which is a highly seasonal metric and historically in a loss position for the first half of the year. Capital expenditures totaled $8.8 million in the first half of 2017 versus $10.8 million in the first half of 2016.

•
The Company had cash and cash equivalents of $4.6 million at June 30, 2017. For the six months ended June 30, 2017, cash used in operations was $4.3 million, cash used in investing activities was $8.8 million, and cash provided by financing activities was $12.8 million. At June 30, 2017, the principal amount of term loans outstanding was $72.7 million, the revolving credit facility outstanding was $16.0 million and there was $13.8 million available under the revolving credit facility.

Second Quarter 2017 Financial Highlights

•
GAAP net revenues for the second quarter of 2017 increased by $1.3 million, or 3%, to $40.4 million compared with $39.1 million in 2016. GAAP net revenues by segment for the three months ended June 30, 2017, and the change from the same period of 2016, were as follows:

◦	Learning A-Z - $18.7 million, increased $2.8 million or 17%

◦	ExploreLearning - $6.7 million, increased $1.0 million or 17%

◦	Voyager Sopris Learning - $15.0 million, decreased $(2.5) million or (14)%.

•	Bookings for the second quarter of 2017 were $29.7 million, lower by (6)% compared with $31.6 million in the second quarter of 2016.

•
The Company reported a net income of $5.8 million during the second quarter of 2017, increasing $2.0 million compared to net income of $3.8 million during the second quarter of 2016. Adjusted EBITDA was $12.9 million, increasing $1.3 million from $11.6 million in 2016. The increase in GAAP net revenues, along with a greater portion of the top-line mix coming from the high margin Learning A-Z and ExploreLearning segments, drove improvement in both net income and Adjusted EBITDA.

•
Cash Income was $(0.8) million for the second quarter of 2017 compared to Cash Income of $0.4 million for the second quarter of 2016. A shift in timing of Bookings to the latter part of the year resulted in a decrease to Cash Income, which is a highly seasonal metric. Capital expenditures totaled $4.3 million in the second quarter of 2017 versus $5.8 million in the second quarter of 2016.

Second Quarter 2017 Segment Discussion
Net Revenues, Bookings, Net Income and Cash Income changes by segment for the three and six months ended June 30, 2017, compared to the same period of 2016 were:

	Q2 - 2017 % Change				YTD - 2017 % Change
	Net Revenues	Bookings	Net Income	Cash Income	Net Revenues	Bookings	Net Income	Cash Income
Learning A-Z	17%	(2)%	18%	(53)%	17%	8%	15%	(79)%
ExploreLearning	17%	24%	23%	97%	19%	19%	34%	45%
Voyager Sopris Learning	(14)%	(19)%	(23)%	(106)%	(13)%	(27)%	(8)%	(38)%
Shared Services			9%	21%			6%	14%
Cambium Learning Group, Inc.	3%	(6)%	54%	(293)%	5%	(8)%	127%	(12)%

2017 Outlook
Mr. Campbell concluded, “With the sales pipeline strengthening in the seasonal back-to-school selling period, we are reaffirming our Bookings outlook for both Learning A-Z and ExploreLearning. Voyager Sopris Learning has started to pick up momentum in the third quarter, but given the slow start in the first half, we expect Bookings to fall in the lower range of our original full-year outlook for this segment. We are on track to achieve our company-wide full-year goals and look forward to helping students meet their full potential in the upcoming school year. In sum, we are executing well on our 2017 plan to achieve full-year accelerated top-line growth, expanded Cash Income profitability and higher cash flow generation. Cambium Learning’s mission is to leverage technology to create solutions that are personalized, adaptive, scalable, and designed to achieve results in the classroom. We are poised to deliver strong results in 2017.”
The Company expects 2017 company-wide Bookings growth to be in a range from 6% to low double-digit percentage growth, with most of the growth expected in the second half of the year during the Company’s seasonally strong periods. Management continues to expect Bookings from higher-margin technology-enabled solutions to approach 80% of total Company volume, with strong Bookings growth of at least 15% for Learning A-Z and ExploreLearning. The Voyager Sopris Learning segment is expected to significantly slow its top-line decline in 2017 as its strategic growth products gain traction and legacy products become a smaller part of the mix, with Bookings expected to likely decline between five and ten percent. Cambium Learning Group’s business is highly seasonal, with Bookings historically peaking during the third quarter, which represents by far the preponderance of Bookings, revenue and income each year.
The Company expects 2017 capital expenditures for product development to be roughly consistent with the $17.3 million expended in 2016 and 2017 general capital expenditures to be roughly consistent with the $2.7 million expended in 2016. Consistent with its historical seasonal pattern, the Company expects Cash Income to become cumulatively positive in the third quarter and for the full-year 2017 Cash Income margin to grow between one and three percentage points compared to 2016, depending on top-line growth. The Company expects its 2017 Adjusted EBITDA margin to be roughly consistent with 2016. Company-wide top-line growth, coupled with continued careful expense management, is expected to drive expansion in 2017 Cash Income, Adjusted EBITDA and cash flow generation.
Cambium Learning Group will continue to refine its outlook as the year progresses to the more seasonably significant quarters.

Conference Call
Cambium Learning Group's management team will conduct a conference call at 9 a.m. EDT today (August 10, 2017) to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.cambiumlearning.com in the Investor Relations section. In addition, a live dial-in is available at 703.639.1224 or 844.707.0670, passcode #55984867.
A replay will be available by dialing 404.537.3406 or 855.859.2056, passcode #55984867, until August 17, 2017. The webcast will also be archived on the Company’s Investor Relations page.
Cambium Learning Group also announces investor information, including news about its business and financial performance, SEC filings, notices of investor events, investor presentations, and press and earnings releases, on its website in the Investor Relations section.

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant restructuring, non-operational, or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets. Further, the Cash Income measure directly affects compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.
About Cambium Learning Group, Inc.
Cambium Learning® Group is a leading educational solutions and services company committed to helping all students reach their full potential. Cambium Learning accomplishes this goal by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company’s award-winning brands include: Learning A-Z® (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), Kurzweil Education® (www.kurzweiledu.com), and Voyager Sopris Learning® (www.voyagersopris.com), which provide breakthrough technology solutions for students and teachers—including best-in-class intervention and supplemental instructional programs; gold-standard professional development; valid and reliable assessments; and products that enable access to learning for all students. Cambium Learning Group, Inc. (NASDAQ: ABCD), is based in Dallas, Texas. For more information, visit www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenues	$40,362	$39,084	$76,332	$72,758
Cost of revenues:
Cost of revenues	7,215	7,732	13,400	14,739
Amortization expense	4,328	4,475	8,418	8,125
Total cost of revenues	11,543	12,207	21,818	22,864
Research and development expense	3,294	3,019	6,392	6,139
Sales and marketing expense	12,190	11,846	25,100	24,157
General and administrative expense	5,009	5,102	10,000	10,104
Shipping and handling costs	195	221	313	380
Depreciation and amortization expense	669	856	1,350	1,697
Total costs and expenses	32,900	33,251	64,973	65,341
Income before interest and income taxes	7,462	5,833	11,359	7,417
Net interest expense	(1,336)	(1,958)	(2,563)	(3,722)
Income before income taxes	6,126	3,875	8,796	3,695
Income tax expense	(334)	(111)	(474)	(33)
Net income	$5,792	$3,764	$8,322	$3,662
Net income per common share:
Basic	$0.13	$0.08	$0.18	$0.08
Diluted	$0.12	$0.08	$0.18	$0.08
Average number of common shares and equivalents outstanding:
Basic	46,283	45,764	46,243	45,752
Diluted	47,476	47,116	47,460	47,082

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,646	$4,930
Accounts receivable, net	12,384	13,378
Inventory	2,835	2,864
Restricted assets, current	978	988
Other current assets	8,695	11,235
Total current assets	29,538	33,395
Property, equipment and software at cost	65,002	62,885
Accumulated depreciation and amortization	(42,109)	(39,378)
Property, equipment and software, net	22,893	23,507
Goodwill	47,842	47,842
Acquired curriculum and technology intangibles, net	1,010	1,266
Acquired publishing rights, net	293	585
Other intangible assets, net	1,936	2,150
Pre-publication costs, net	17,808	17,397
Restricted assets, less current portion	1,748	2,278
Other assets	3,440	3,520
Total assets	$126,508	$131,940
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,452	$2,172
Accrued expenses	11,946	11,720
Revolving credit facility	16,000	—
Current portion of long-term debt	7,084	7,350
Deferred revenue, current	55,715	83,318
Total current liabilities	93,197	104,560
Long-term liabilities:
Long-term debt	64,214	67,130
Deferred revenue, less current portion	11,579	11,395
Other liabilities	9,666	10,117
Total long-term liabilities	85,459	88,642
Stockholders' equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at June 30, 2017 and December 31, 2016)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 52,902 and 52,738 shares issued, and 46,370 and 46,206 shares outstanding at June 30, 2017 and December 31, 2016, respectively)	53	53
Capital surplus	287,689	286,943
Accumulated deficit	(325,223)	(333,545)
Treasury stock at cost (6,532 shares at June 30, 2017 and December 31, 2016)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(1,883)	(1,929)
Accumulated other comprehensive loss	(1,883)	(1,929)
Total stockholders' equity (deficit)	(52,148)	(61,262)
Total liabilities and stockholders' equity (deficit)	$126,508	$131,940

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Net income	$5,792	$3,764	$8,322	$3,662
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	4,997	5,331	9,768	9,822
Net interest expense	1,336	1,958	2,563	3,722
Income tax expense	334	111	474	33
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	12,459	11,164	21,127	17,239
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	212	147	339	301
Stock-based compensation and expense	224	239	424	447
Adjusted EBITDA	12,895	11,550	21,890	17,987
Change in deferred revenues	(10,576)	(6,157)	(27,419)	(19,943)
Change in deferred costs	1,168	795	2,731	2,333
Capital expenditures	(4,284)	(5,776)	(8,816)	(10,766)
Cash income	$(797)	$412	$(11,614)	$(10,389)

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2017
(unaudited)

	Three Months Ended June 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$11,661	$5,888	$12,192	$29,741
Change in deferred revenues	6,990	873	2,713	10,576
Other	(1)	(26)	72	45
Net revenues	$18,650	$6,735	$14,977	$40,362

	Six Months Ended June 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$21,560	$8,764	$18,529	$48,853
Change in deferred revenues	15,275	4,854	7,290	27,419
Other	—	(105)	165	60
Net revenues	$36,835	$13,513	$25,984	$76,332

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2017
(unaudited)

	Three Months Ended June 30, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$9,688	$2,814	$3,408	$(10,118)	$5,792
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	4,997	4,997
Net interest expense	—	—	—	1,336	1,336
Income tax expense	—	—	—	334	334
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	9,688	2,814	3,408	(3,451)	12,459
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	—	—	—	212	212
Stock-based compensation and expense	53	30	75	66	224
Adjusted EBITDA	9,741	2,844	3,483	(3,173)	12,895
Change in deferred revenues	(6,990)	(873)	(2,713)	—	(10,576)
Change in deferred costs	547	104	517	—	1,168
Capital expenditures - product development	(1,869)	(721)	(1,316)	—	(3,906)
Capital expenditures - general expenditures	(220)	(77)	(45)	(36)	(378)
Cash income	$1,209	$1,277	$(74)	$(3,209)	$(797)

	Six Months Ended June 30, 2017
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$18,556	$5,490	$4,043	$(19,767)	$8,322
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	9,768	9,768
Net interest expense	—	—	—	2,563	2,563
Income tax expense	—	—	—	474	474
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	18,556	5,490	4,043	(6,962)	21,127
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	—	—	—	339	339
Stock-based compensation and expense	100	54	145	125	424
Adjusted EBITDA	18,656	5,544	4,188	(6,498)	21,890
Change in deferred revenues	(15,275)	(4,854)	(7,290)	—	(27,419)
Change in deferred costs	1,162	493	1,076	—	2,731
Capital expenditures - product development	(3,798)	(1,481)	(2,809)	—	(8,088)
Capital expenditures - general expenditures	(393)	(167)	(115)	(53)	(728)
Cash income	$352	$(465)	$(4,950)	$(6,551)	$(11,614)

Deferred Revenue by Segment – 2017
(unaudited)

	June 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred revenue, current	$32,588	$12,342	$10,785	$55,715
Deferred revenue, less current portion	5,701	2,306	3,572	11,579
Deferred revenue	$38,289	$14,648	$14,357	$67,294

Deferred Costs by Segment – 2017
(unaudited)

	June 30, 2017
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Deferred costs, current	$3,014	$1,147	$1,801	$5,962
Deferred costs, less current portion	550	214	598	1,362
Deferred costs	$3,564	$1,361	$2,399	$7,324

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2016
(unaudited)

	Three Months Ended June 30, 2016
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$11,865	$4,766	$14,974	$31,605
Change in deferred revenues	3,998	1,016	1,143	6,157
Other	18	(29)	1,333	1,322
Net revenues	$15,881	$5,753	$17,450	$39,084

	Six Months Ended June 30, 2016
(in thousands)	Learning A-Z	ExploreLearning	Voyager Sopris Learning	Consolidated
Bookings	$20,031	$7,365	$25,527	$52,923
Change in deferred revenues	11,648	4,019	4,276	19,943
Other	(70)	(21)	(17)	(108)
Net revenues	$31,609	$11,363	$29,786	$72,758

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2016
(unaudited)

	Three Months Ended June 30, 2016
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$8,200	$2,283	$4,448	$(11,167)	$3,764
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	5,331	5,331
Net interest expense	—	—	—	1,958	1,958
Income tax expense	—	—	—	111	111
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	8,200	2,283	4,448	(3,767)	11,164
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	—	—	—	147	147
Stock-based compensation and expense	59	32	74	74	239
Adjusted EBITDA	8,259	2,315	4,522	(3,546)	11,550
Change in deferred revenues	(3,998)	(1,016)	(1,143)	—	(6,157)
Change in deferred costs	504	93	198	—	795
Capital expenditures - product development	(1,956)	(589)	(2,172)	—	(4,717)
Capital expenditures - general expenditures	(228)	(156)	(136)	(539)	(1,059)
Cash income	$2,581	$647	$1,269	$(4,085)	$412

	Six Months Ended June 30, 2016
(in thousands)	Learning A-Z	Explore Learning	Voyager Sopris Learning	Other	Consolidated
Net income	$16,125	$4,108	$4,399	$(20,970)	$3,662
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	9,822	9,822
Net interest expense	—	—	—	3,722	3,722
Income tax expense	—	—	—	33	33
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	16,125	4,108	4,399	(7,393)	17,239
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	—	—	—	301	301
Stock-based compensation and expense	112	60	141	134	447
Adjusted EBITDA	16,237	4,168	4,540	(6,958)	17,987
Change in deferred revenues	(11,648)	(4,019)	(4,276)	—	(19,943)
Change in deferred costs	1,357	359	617	—	2,333
Capital expenditures - software development costs	(3,814)	(1,132)	(4,184)	—	(9,130)
Capital expenditures - general expenditures	(465)	(223)	(283)	(665)	(1,636)
Cash income	$1,667	$(847)	$(3,586)	$(7,623)	$(10,389)